EXHIBIT 23.1






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1994 included or incorporated by reference in Chicago and North Western Transportation Company's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.






                                             Arthur Andersen LLP




          Chicago, Illinois
          October 13, 1994